Exhibit 10.2

Full-Service Sales Contract

(English Translation)

Party A:	Shandong Iron and Steel Group, Rizhao Subsidiary	Contract Number	RG09-YRL-NH-1198

Party B:	Henan Gengsheng Refractories Co., Ltd.	Signing Place	Rizhao City

		Signing Date	November 21 2009

1. Name of the products, specifications, unit price, quantities and period:

Project name	Unit Price	Period	Note

60 tons capacity ladle for non-refined steel, full service	RMB 9.3/ton	12 months	paid per tons produced

60 tons capacity ladle mixture for refined steel, full service	RMB19.0/ton	12 months	paid per tons produced

60 tons capacity, full-magnesia-carbon ladle for refined steel, full service	RMB24.6/ton	12 months	paid per tons produced

2. Full service Scope, varieties, physical and chemical indices, inspection standards, service condition, indemnifying measure and assessment method shall be complied according to the technical instructions agreed between Party A and Party B.

3. Inspection standards, instructions, and deadline to bring objection: based on Party A’s inspection result. If any objection, Party B shall submit a written statement, within 3 days upon the inspection result, and send samples which are witnessed by both parties, to authority to get final re-inspection result.

4. Delivery locations and methods: delivery to the construction sites Party A requests.

5. Mode of shipping and cost: shipping by automobile transportation and Party B shall be responsible for the cost.

6. Packaging standard, supply and recycling: As agreement, if there is no agreement, in accordance with the general manner in packing the products. If there is no general manner, apply manner that is care enough to preserve and protect goods. Party B will bear the cost. Voluntary recall of the packaging.

7. Construction safety. The contract is an assuming contract, hence Party B shall ensure the appropriate qualification certificate and meet the eligibility for employment law, and be responsible for any Personnel casualty resulting from the construction process , which has no concern with Party A.

8. Subcontract. Without the written consent of Party A, Party B shall not subcontract the projects, in any form.

9. Settlement method and term: Party B shall submit invoice at the values including all material cost, transportation fee and 17% value added tax to Party A, under the content of refractory. Statistics will be held in the beginning of the next month, based on the assessment methods in Technical instructions and the result will be written in the certificates issued by Party A. The first monthly payment will be settled in the third month, and the rest will be done in the same manner. Payment can be in the form of Bills of exchange, promissory notes, checks, wire transfers, cash.

10. Default: 1) Product quality does not meet the requirements, Party A can choose to terminate the contract, or handle according to the agreed manner. Any losses incurred are beard by Party B; 2) Delivery not on schedule, Party A can choose to continuously execute or terminate the contract. The Party B holds responsible for violations, with penalty of 1% of the total contract value per day, cumulatively no more than 20% of the contract value.; 3) Party A should specifically tell the importance of the products purchased, hence Party B could anticipate the losses it will incur if delivering not on schedule or products cannot meet quality requirement, including Party A’s prospect interest; 4) If any cheating in Party B’s supply process, the two parties will execute the supplements agreement.

11. Disputes settlement: Any disagreements shall be submitted to Rizhao Arbitration Commission for arbitration. Both parties are constrained by arbitration result.

12. Other terms:

1) The following attachment sand supplements are considered as parts of the Contract with the same legal validity including but not limited to: (a) Technical instructions; (b) Inspection report; (c) Operational report; (d) Supplements; and (e) Others;

2) In addition to the parties otherwise agreed, each payment by Party A is independent from any debtor-creditor relationship between the Party A and Party B.

3) The Default term is independent from discharge or termination of the contract

4) The contract has two originals, with each party holds one, become effective after both parties sign and affix seals. The contract is valid from December 1, 2009 to November 10, 2010.

	Party A		Party B

Company	Shandong Iron and Steel Group, Rizhao Subsidiary	Company	Henan Gengsheng Refractory Co., Ltd.

Address	No. 600, Yanhai Rd, Rizhao City, Shandong Province	Address	No. 88, Gengsheng Avenue, Da Yugou Town, Gongyi City

Legal Representative	Xue Jian	Legal Representative	Shunqing Zhang